Contact:	Randy Giles
Chief Financial Officer
(301) 581-5687

Drew Asher
SVP, Corporate Finance
(301) 581-5717

Coventry Health Care Reports First Quarter Earnings

BETHESDA, Md. (April 27, 2012) - Coventry Health Care, Inc. (NYSE: CVH) today reported consolidated operating results for the quarter ended March 31, 2012.  Operating revenues totaled $3.7 billion for the quarter with net earnings of $170.7 million, or earnings per diluted share (EPS) of $1.20.  These results include EPS of $0.58 related to the release of Medicare Advantage Risk Adjustment Data Validation (RADV) audit reserves as a result of recent Centers for Medicare & Medicaid Services (CMS) audit methodology changes. Excluding the impact of the RADV prior period reserve release, earnings for the quarter were $88.3 million, or $0.62 EPS.

“Today we reported a strong start to 2012 with six of our seven core businesses performing either at or above our expectations in the quarter,” said Allen F. Wise, chairman and chief executive officer of Coventry.  “For example, I am very pleased with the Medicare growth and financial performance in the quarter, now representing approximately $4.3 billion of annual revenue, or 30% of the Company’s total revenue.  We are optimistic about the future and our positioning to seize opportunities across our diversified businesses.”

First Quarter 2012 Consolidated Highlights

•	Operating revenue of $3.7 billion, an increase of 21% from the prior year quarter
•	Total membership of 5,262,000, an increase of 497,000 members from the prior quarter, driven by growth across the Company’s government programs in Medicare Advantage, Medicare Part D, and Medicaid
•	Awarded contract with the State of Nebraska to provide services to the State’s expanded Medicaid managed care program which is expected to commence in the third quarter of 2012
•	Awarded renewal contract with the State of Missouri Medicaid program effective July 1, 2012
•
Received Letters of Intent to contract with the Commonwealth of Pennsylvania HealthChoices Medicaid program in the New West and New East zones with expected effective dates of September 1, 2012, and March 1, 2013, respectively

•	Selling, general, and administrative expense (SG&A) of 13.6% of total revenue, a decline of 280 basis points from the prior year quarter
•	Capital Deployment
o	Initiated the first quarterly cash dividend in the Company’s history at $0.125 per common share
o	Closed the Children’s Mercy’s Family Health Partners acquisition effective January 1, 2012
o	Retired $233.9 million of senior notes which came due in January 2012
•	Approximately $900 million of deployable free cash at the parent at quarter-end

Selected First Quarter 2012 Highlights

•
Commercial Risk. As of March 31, 2012, commercial risk membership was 1,549,000, a decrease of 87,000 members, or 5%, from the prior year quarter which was partially driven by large employer groups converting to self-funded.  The commercial risk medical loss ratio (MLR) was 79.9% in the quarter, a decrease of 10 basis points (bps) from the prior year quarter.

•
Medicare Advantage. As of March 31, 2012, Medicare Advantage Coordinated Care Plan (MA-CCP) membership was 250,000, an increase of 31,000 members, or 14%, from the prior year quarter, driven by successful execution during the 2012 Annual Enrollment Period.  The MA-CCP MLR was 74.1% in the quarter, a decrease of 1,010 bps from the prior year quarter driven by the impact of the RADV prior period reserve release coupled with strong underlying performance.

•
Medicare Part D. As of March 31, 2012, Medicare Part D membership was 1,458,000, an increase of 299,000 members, or 26%, from the prior year quarter, driven by the introduction of a third product, an increase in auto assignment regions, and successful execution during the 2012 Annual Enrollment Period.  The Medicare Part D MLR was 94.9% in the quarter, a decrease of 90 bps from the prior year quarter.

•
Medicaid. As of March 31, 2012, Medicaid membership was 924,000, an increase of 456,000 members, or 97%, from the prior year quarter. The increase was largely driven by 234,000 members from the Commonwealth of Kentucky Medicaid contract, which was effective November 1, 2011, and 208,000 members from the acquisition of Children’s Mercy’s Family Health Partners, which closed effective January 1, 2012.  The Medicaid MLR was 100.0% in the quarter driven primarily by greater than anticipated expenses in the Company’s Kentucky Medicaid business which produced an MLR of 120.9%.

2012 Full Year Guidance
•	Risk revenue of $12.875 billion to $13.050 billion
•	Management services revenue of $1.145 billion to $1.180 billion
•	Consolidated revenue of $14.020 billion to $14.230 billion
•	Consolidated MLR of 83.6% to 84.4%
•	Cost of sales expense of $251.0 million to $257.0 million
•	SG&A of $2.090 billion to $2.130 billion
•	Depreciation and amortization expense of $138.0 million to $142.0 million
•	Other income of $87.0 million to $93.0 million
•	Interest expense of $99.0 million to $101.0 million
•	Tax rate of 37.7% to 38.3%
•	Diluted share count of 138.0 million to 142.0 million
•	EPS of $3.10 to $3.30

Mr. Allen F. Wise, chairman and chief executive officer of Coventry, will host a conference call at 8:30 a.m. ET on Friday, April 27, 2012.  To listen to the call, dial toll-free at (888) 455-2295 or, for international callers, (719) 325-2186. Callers will be asked to identify themselves and their affiliations.  The conference call will also be webcast from Coventry’s Investor Relations site at www.coventryhealthcare.com.  Coventry asks participants on both the call and webcast to review and be familiar with its filings with the Securities and Exchange Commission.  A replay of the call will be available for one week at (888) 203-1112 or, for international callers, (719) 457-0820.  The access code is 9849499.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are defined as statements that are not historical facts and include those statements relating to future events or future financial performance, including the guidance herein. Actual performance may be significantly impacted by certain risks and uncertainties including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2011, and Coventry’s subsequent filings with the Securities and Exchange Commission.  Among the risk factors that may materially affect Coventry’s business, operations or financial condition are the ability to accurately estimate and control future health care costs; the ability to increase premiums to offset increases in the Company’s health care costs; general economic conditions and disruptions in the financial markets; changes in legal requirements from recently enacted federal or state laws or regulations, court decisions, or government investigations or proceedings; guaranty fund assessments under state insurance guaranty association law; changes in government funding and various other risks associated with our participation in Medicare and Medicaid programs; our ability to effectively implement and manage our Kentucky Medicaid program, including management of the associated medical costs and the effect on our medical loss ratio; a reduction in the number of members in the Company’s health plans; the Company’s ability to acquire additional managed care businesses and the Company’s ability to successfully integrate acquired businesses into its operations; an ability to attract new members or to increase or maintain premium rates; the non-renewal or termination of the Company’s government contracts, unsuccessful bids for business with government agencies or renewal of government contracts on less than favorable terms; failure of independent agents and brokers to continue to market the Company’s products to employers; a failure to obtain cost-effective agreements with a sufficient number of providers that could result in higher medical costs and a decrease in membership; negative publicity regarding the managed health care industry generally or the Company in particular; a failure to effectively protect, maintain, and develop our information technology systems; compromises of the Company’s data security; periodic reviews, audits and investigations under the Company’s contracts with federal and state government agencies; litigation, including litigation based on new or evolving legal theories; volatility in the Company’s stock price and trading volume; the Company’s indebtedness, which imposes certain restrictions on its business and operations; an inability to generate sufficient cash to service the Company’s indebtedness; the Company’s ability to receive cash from its regulated subsidiaries; the Company’s certificate of incorporation and bylaws and Delaware law, which could delay, discourage or prevent a change in control of the Company that its stockholders may consider favorable; and an impairment of the Company’s intangible assets.  Coventry undertakes no obligation to update or revise any forward-looking statements.

Coventry Health Care (www.coventryhealthcare.com) is a diversified national managed healthcare company based in Bethesda, Maryland, operating health plans, insurance companies, network rental and workers’ compensation services companies.  Coventry provides a full range of risk and fee-based managed care products and services to a broad cross section of individuals, employer and government-funded groups, government agencies, and other insurance carriers and administrators.

COVENTRY HEALTH CARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

	Quarters Ended
	March 31,
	2012	2011
Operating revenues:	(unaudited)	(unaudited)
Managed care premiums	$3,386,268	$2,755,336
Management services	305,699	293,602
Total operating revenues	3,691,967	3,048,938

Operating expenses:
Medical costs	2,808,348	2,275,161
Cost of sales	67,952	67,898
Selling, general, and administrative	502,888	498,590
Depreciation and amortization	36,303	35,816
Total operating expenses	3,415,491	2,877,465

Operating earnings	276,476	171,473
Operating earnings percentage of total revenues	7.5%	5.6%

Interest expense	25,557	20,038
Other income, net	24,434	19,469
Earnings before income taxes	275,353	170,904

Provision for income taxes	104,634	60,671
Net earnings	$170,719	$110,233

Net earnings per share:
Basic earnings per common share	$1.21	$0.74
Diluted earnings per common share	$1.20	$0.73

Weighted average common shares outstanding, basic	139,323	147,219
Weighted average common shares outstanding, diluted	140,167	148,175

COVENTRY HEALTH CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	March 31,	December 31,
	2012	2011
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$1,744,983	$1,579,003
Short-term investments	118,414	116,205
Accounts receivable, net	254,442	270,263
Other receivables, net	800,536	717,736
Other current assets	200,443	286,301
Total current assets	3,118,818	2,969,508

Long-term investments	2,634,646	2,635,309
Property and equipment, net	259,704	255,485
Goodwill	2,592,522	2,548,834
Other intangible assets, net	375,951	367,533
Other long-term assets	36,178	36,863
Total assets	$9,017,819	$8,813,532

Liabilities and Stockholders’ Equity:

Current liabilities:
Medical liabilities	$1,469,034	$1,308,507
Accounts payable and other accrued liabilities	433,510	695,235
Deferred revenue	457,673	114,510
Current portion of long-term debt	---	233,903
Total current liabilities	2,360,217	2,352,155

Long-term debt	1,584,823	1,584,700
Other long-term liabilities	370,081	365,686
Total liabilities	4,315,121	4,302,541

Stockholders’ equity	4,702,698	4,510,991

Total liabilities and stockholders’ equity	$9,017,819	$8,813,532

COVENTRY HEALTH CARE, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Amounts in thousands)
(unaudited)

Quarter Ended
March 31, 2012

Cash flows from operating activities:
Net earnings	$170,719
Adjustments to earnings:
Depreciation and amortization	36,303
Amortization of stock compensation	9,014
RADV Release	(132,977)
RADV Release – deferred tax adjustment	50,531
Changes in assets and liabilities:
Accounts receivable, net	39,538
Other receivables, net	(84,455)
Medical liabilities	101,984
Accounts payable and other accrued liabilities	(145,907)
Deferred revenue	343,163
Other operating activities	32,602
Net cash flows from operating activities	420,515

Cash flows from investing activities:
Capital expenditures, net	(23,517)
Proceeds from sales and maturities, net of payments for investments	26,157
Payments for acquisitions, net of cash acquired	(46,980)
Net cash flows from investing activities	(44,340)

Cash flows from financing activities:
Proceeds from issuance of stock	25,404
Payments for repurchase of stock	(4,564)
Repayment of debt	(233,903)
Excess tax benefit from stock compensation	2,868
Net cash flows from financing activities	(210,195)

Net change in cash and cash equivalents for current period	165,980
Cash and cash equivalents at beginning of period	1,579,003
Cash and cash equivalents at end of period	$1,744,983

Cash and Investments:
Cash and cash equivalents	$1,744,983
Short-term investments	118,414
Long-term investments	2,634,646
Total cash and investments	$4,498,043

COVENTRY HEALTH CARE, INC.
SELECTED OPERATING STATISTICS
 (Unaudited)

	Q1 2012	Total 2011	Q4 2011	Q3 2011	Q2 2011	Q1 2011
Membership by Product (000s)
Commercial Risk	1,549		1,635	1,636	1,648	1,636
Health Plan Commercial ASO	725		700	710	689	688
Medicare Advantage	250		222	220	219	219
Medicaid Risk	924		692	467	467	468
Other National ASO	356		373	376	379	383
Medicare Part D	1,458		1,143	1,148	1,150	1,159
Total Membership	5,262		4,765	4,557	4,552	4,553

Revenues by Product Type (000s)
Commercial Risk	$1,481,275	$6,053,178	$1,521,666	$1,508,042	$1,521,617	$1,501,854
Commercial Management Services	113,777	387,949	91,216	99,301	95,393	102,039
Total Commercial Programs	1,595,052	6,441,127	1,612,882	1,607,343	1,617,010	1,603,893

Medicare Advantage	834,312	2,382,330	598,796	591,051	601,240	591,242
Medicaid Risk	668,060	1,381,706	448,597	316,255	305,788	311,066
Medicare Part D	413,423	1,226,734	280,146	271,947	316,196	358,445
Total Government Programs	1,915,795	4,990,770	1,327,539	1,179,253	1,223,224	1,260,753

Workers’ Compensation	191,922	783,784	195,964	196,198	200,059	191,563
Corporate and Eliminations	(10,802)	(28,998)	(7,229)	(7,251)	(7,247)	(7,271)
Total Revenues	3,691,967	12,186,683	3,129,156	2,975,543	3,033,046	3,048,938

Consolidated Coventry

Operating Income % of Revenues	7.5%	7.1%	4.8%	6.5%	11.7%	5.6%

SGA % of Revenues	13.6%	16.5%	17.2%	16.6%	16.0%	16.4%

Total Health Plan Medical Liabilities (000s)(1)	$1,313,458		$1,106,174	$1,088,989	$1,094,021	$1,087,137
Health Plan Days in Claims Payable (DCP) (1)	49.47		50.45	50.52	50.48	50.40

Total Debt (millions)	$1,584.8		$1,818.6	$1,818.5	$1,818.4	$1,599.5
Total Capital (millions)	$6,287.5		$6,329.6	$6,331.1	$6,313.2	$5,869.3
Debt to Capital	25.2%		28.7%	28.7%	28.8%	27.3%

COVENTRY HEALTH CARE, INC.
SELECTED REVENUE AND MEDICAL COST STATISTICS
 (Unaudited)

	Q1 2012	Total 2011	Q4 2011	Q3 2011	Q2 2011	Q1 2011
Revenue PMPM
Commercial Risk	$311.92	$303.69	$305.70	$303.33	$304.19	$301.54
Medicare Advantage(2)	$1,048.93	$895.54	$896.77	$893.22	$909.10	$883.09
Medicare Part D(3)	$85.44	$92.41	$90.95	$94.10	$93.72	$90.86
Medicaid	$238.74	$228.85	$244.71	$226.39	$218.28	$221.16

MLR%
Consolidated Total	82.9%	82.1%	82.1%	81.5%	82.1%	82.6%

Commercial Risk	79.9%	81.6%	83.7%	82.1%	80.7%	80.0%
Medicare Advantage(2)	74.1%	82.9%	82.3%	82.0%	82.9%	84.2%
Medicare Part D	94.9%	81.7%	60.5%	76.8%	88.8%	95.8%
Medicaid	100.0%	89.4%	94.4%	88.1%	86.9%	86.0%

(1)
“Total Health Plan Medical Liabilities” and “Health Plan Days in Claims Payable” are calculated consistent with prior disclosures to exclude the effect of the Kentucky Medicaid business for the fourth quarter of 2011 due to the timing of the contract implementation (November 1, 2011) but include the effect of the Kentucky Medicaid business and the acquired Children’s Mercy’s Family Health Partners business for the first quarter of 2012.

(2)
Medicare Advantage statistics for Revenue PMPM and MLR% include the favorable impact from the release of MA-CCP RADV audit reserves.   Excluding this impact, the comparable Revenue PMPM was $923.87 and the comparable MLR% was 82.9%.

(3)	Revenue PMPM excludes the impact of CMS risk-share premium adjustments and revenue ceded to external parties.